UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

GSI LUMONICS INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada

(State or other jurisdiction of incorporation)

000-25705	98-0110412

(Commission File Number)	(I.R.S. Employer Identification No.)

39 Manning Road, Billerica, Massachusetts 01821

(Address of principal executive offices, including zip code)

(978) 439-5511

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

     On December 16, 2004, GSI Lumonics Inc. (the Company) posted to the “Investor News” section of its Internet website (accessible at http://www.gsilumonics.com/investors/) an updated investor presentation (slideshow) in Microsoft® PowerPoint® format. Additionally, beginning in January 2005, officers of the Company will deliver to selected investors and analysts a series of presentations that will include written communication (comprised of this slideshow) which will be disseminated and provided in both written and oral form to the participants. The content of the slideshow is described and furnished as Exhibit 99.1 to this Report on Form 8-K pursuant to Regulation FD and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.

          Not required.

     (b) Pro Forma Financial Information.

          Not required.

     (c) Exhibits.

99.1	Investor Presentation (written communication comprised of a slideshow posted to the Registrant’s Internet website on December 16, 2004 and to be shown during a series of investor and analysts presentations beginning in January 2005, and furnished pursuant to Item 7.01 of this Report on Form 8-K).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI LUMONICS INC. (Registrant)
Date: December 16, 2004	By:	/s/ Thomas R. Swain
Thomas R. Swain
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Presentation (written communication comprised of a slideshow posted to the Registrant’s Internet website on December 16, 2004 and to be shown during a series of investor and analyst presentations beginning in January 2005, and furnished pursuant to Item 7.01 of this Report on Form 8-K).